UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):  March 17, 2006

COLLECTORS UNIVERSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27887	33-0846191
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1921 E. Alton Avenue, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 567-1234

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

      Extension of Michael Haynes Employment Agreement. On March 17, 2006, the Compensation Committee of the Board of Directors of Collectors Universe, Inc. (the “Company”) approved and, pursuant to that approval the Company entered into, an Employment Agreement Extension with Michael R. Haynes, its Chief Executive Officer, extending the term of his Employment Agreement to December 31, 2006. No other modifications were made to Mr. Haynes’ Employment Agreement. A copy of the Employment Agreement Extension is attached hereto as Exhibit 10.1 and is incorporated into this report by this reference.

Adoption of 2006 Management Bonus Plan. On March 17, 2006, the Compensation Committee of the Board of Directors of the Company adopted a Management Bonus Plan for the Company’s executive officers (the “2006 Bonus Plan”) for the fiscal year ending June 30, 2006 (“fiscal 2006”).  A description of the 2006 Bonus Plan is attached as Exhibit 10.2 to this report and is incorporated into this report by this reference.

ITEM 9.01    Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description of Exhibit

10.1	Michael R. Haynes Employment Agreement Extension

10.2	Description of Collectors Universe, Inc. 2006 Management Bonus Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLECTORS UNIVERSE, INC.

Dated: March 22, 2006	By:	/s/ JOSEPH J. WALLACE
Joseph J. Wallace, Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Michael R. Haynes Employment Agreement Extension

10.2	Description of Collectors Universe, Inc. 2006 Management Bonus Plan

E-1